UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):November 27, 2024
Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (858) 888-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On November 27, 2024, Bionano Genomics, Inc. (the “Company”) held its 2024 Special Meeting of Stockholders (the “Special Meeting”), which had been previously adjourned for lack of quorum on October 2, 2024 and October 30, 2024. As of August 12, 2024, the record date for the Special Meeting (the “Record Date”), 85,997,130 shares of the Company’s common stock were outstanding and entitled to vote at the Special Meeting. A summary of the matter voted upon by stockholders at the Special Meeting is set forth below.
A total of 30,467,764 shares of the Company’s common stock were present at the Special Meeting in person, by virtual attendance, or by proxy, which represents approximately 35.42% of the shares of the Company’s common stock outstanding as of the Record Date.
Proposal 1. Approval of the Issuance of Shares of Common Stock Issuable Upon Exercise of Warrants.
The Company’s stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of up to an aggregate of 35,026,272 shares of common stock issuable upon the exercise of certain Series A warrants and Series B warrants issued in connection with a private placement pursuant to the securities purchase agreement, dated July 4, 2024, between the Company and certain institutional investors thereto. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,919,968	6,162,679	1,385,117	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionano Genomics, Inc.

Date: December 2, 2024	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)